UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 8, 2018

TRINITY CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 8, 2018, Trinity Capital Corporation (the "Company") consummated the early redemption of the entire $10,310,000  principal amount of those certain Junior Subordinated Deferrable Interest Debentures due 2030 (the "Debt Securities") issued by Trinity Capital Trust I, a statutory business trust created under the laws of the State of Delaware, on March 23, 2000.  The Debt Securities carried an interest rate of 10.875% and were scheduled to mature on March 8, 2030.  The Debt Securities were callable at a redemption rate of 101.088%,  plus accrued and unpaid interest, for a total redemption price of $10,983,000.

The redemption of the Debt Securities was approved by the Company's primary federal regulator on January 24, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: March 13, 2018	By:	/s/ John S. Gulas
John S. Gulas President & Chief Executive Officer